Exhibit 99.1

News Release

Valspar Reports Fiscal 2014 Fourth Quarter and Full Year Results

•         Net sales for fiscal 2014 increased 10% to a record $4.5 billion

•         Full year diluted EPS (as adjusted) increased 23% to a record $4.35

•         Fourth quarter net sales increased 11% to $1.2 billion

•         Fourth quarter diluted EPS (as adjusted) increased 42% to $1.38

•         Fourth quarter volumes increased 9%

•         Company expects annual diluted EPS (as adjusted) for fiscal 2015 in the range of $4.45 to $4.65, and sales growth in the low single-digits

Minneapolis – (BUSINESS WIRE) – November 25, 2014 – The Valspar Corporation (NYSE: VAL) today reported fiscal fourth quarter 2014 net sales of $1.2 billion, an increase of 11 percent over the prior year. Reported net income and earnings per diluted share for the current year include nonrecurring items, which are detailed in the “Reconciliation of Non-GAAP Financial Measures” included in this release. Fourth quarter 2014 adjusted net income and earnings per diluted share, excluding these nonrecurring items, were $117 million and $1.38, respectively. Fourth quarter 2013 adjusted net income and earnings per diluted share were $86 million and $0.97 respectively. Fiscal year 2014 net sales were $4.5 billion, up 10% versus the prior year. Fiscal year 2014 adjusted net income and earnings per diluted share, excluding nonrecurring items, were $374 million and $4.35, respectively. Fiscal year 2013 adjusted net income and earnings per diluted share were $320 million and $3.54, respectively.

“We are pleased to report record sales and earnings in 2014,” said Gary E. Hendrickson, chairman and chief executive officer. “Sales increased 10 percent, and diluted EPS (as adjusted) increased 23 percent during the year. This strong performance was driven by volume growth in the Coatings segment; continuing benefits from our new growth initiatives in Paints; excellent performance from our international regions; benefits from new product introductions; and the positive impact of productivity initiatives. In addition, we continued to demonstrate our commitment to enhancing shareholder returns by increasing our dividend by 13% and repurchasing 5% of our outstanding shares during the year.”

“During the fourth quarter, sales grew 11 percent and adjusted EPS increased 42 percent.” Hendrickson added. “The Coatings segment continued its positive momentum with sales growth of 15 percent and all product lines delivered volume increases in the quarter. We realized the highest growth in the General Industrial product line, which benefited from the impact of the Inver acquisition. We continued to grow our Packaging product line, driven by the success of our non-BPA offerings. In the Paints segment, sales increased in all regions and we significantly increased EBIT.”

Commenting on the company’s outlook Hendrickson said, “Looking ahead to 2015, we expect another year of growth. In our Coatings segment, we expect stable end markets and growth from new business wins. In the Paints segment, continued growth in China, Australia and Europe is expected, to be offset by an adjustment to our product line offering at a customer in North America. We estimate that total sales will increase low single-digits in fiscal 2015. We expect adjusted annual EPS will be in the range of $4.45 to $4.65.”

Fiscal Fourth Quarter 2014 Segment Results

Net sales in the Coatings segment increased 15 percent to $694 million in the fiscal fourth quarter of 2014. Excluding acquisitions, sales in the segment increased 11 percent, and volumes were up high single-digits. Sales growth in the Coatings segment was led by Packaging, General Industrial (excluding acquisitions) and Coil. Coatings segment adjusted earnings before interest and taxes (EBIT) of $117 million (or 16.9% of net sales) increased 25 percent as a result of acquisitions, increased volume, improved sales mix and productivity initiatives.

Net sales in the Paints segment increased 7 percent to $479 million in the fiscal fourth quarter of 2014, and volume increased high single-digits. Sales grew (in local currency) in all regions in the Paints segment. Paints segment adjusted EBIT of $70 million (or 14.6% of net sales) was up 41 percent from the prior year primarily due to increased volume, favorable mix and productivity initiatives.

Dividends and Share Repurchases

During the quarter, the company paid a quarterly dividend of $0.26 per common share outstanding, or $21.5 million ($1.04 per share or $87.4 million for full year fiscal 2014). Valspar is a member of the S&P High Yield Dividend Aristocrats®, which is comprised of companies increasing dividends every year for at least 20 consecutive years. Also during the quarter, the company repurchased 1.2 million shares, for $91 million (4.7 million shares and $349 million for full year fiscal 2014).

Fiscal 2015 Guidance

Annual fiscal 2015 sales guidance is for growth in the low single-digits. Fiscal 2015 annual diluted EPS (as adjusted) guidance is $4.45 to $4.65. Included in the company’s guidance, among other operating factors, are three items that are expected to reduce sales and diluted EPS (as adjusted) growth in fiscal 2015: (1) negative impact of foreign currency translation; (2) increased interest expense from anticipated debt issuance; and (3) the lack of a 53rd week in fiscal 2015 (53 weeks in fiscal 2014 versus 52 weeks in fiscal 2015). The combined impact of these three factors is expected to lower sales growth by approximately 4 percentage points and reduce EPS (as adjusted) by approximately $0.24 in fiscal 2015.

Valspar Analyst Day

Valspar is hosting an Analyst Day in New York on December 3, 2014 for analysts and investors. Please contact Valspar Investor Relations for more information on this event.

An earnings conference call is scheduled for 11:00 a.m. Eastern Time (10:00 a.m. Central Time) today and will be webcast and accessible from the Investor Relations section of Valspar’s website at http://investors.valspar.com.

About The Valspar Corporation
The Valspar Corporation (NYSE: VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry. For more information, visit www.valspar.com.

# # #

Investor Contact:

Bill Seymour

612.656.1328

william.seymour@valspar.com

Media Contact:

Kimberly A. Welch

612.656.1347

kim.welch@valspar.com

FORWARD-LOOKING STATEMENTS

Certain statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are based on management’s current expectations, estimates, assumptions and beliefs about future events, conditions and financial performance. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. Any statement that is not historical in nature is a forward-looking statement. We may identify forward-looking statements with words and phrases such as “expects,” “projects,” “estimates,” “anticipates,” “believes,” “could,” “may,” “will,” “plans to,” “intend,” “should” and similar expressions. These risks, uncertainties and other factors include, but are not limited to, deterioration in general economic conditions, both domestic and international, that may adversely affect our business; fluctuations in availability and prices of raw materials, including raw material shortages and other supply chain disruptions, and the inability to pass along or delays in passing along raw material cost increases to our customers; dependence of internal sales and earnings growth on business cycles affecting our customers and growth in the domestic and international coatings industry; market share loss to, and pricing or margin pressure from, larger competitors with greater financial resources; significant indebtedness that restricts the use of cash flow from operations for acquisitions and other investments; dependence on acquisitions for growth, and risks related to future acquisitions, including adverse changes in the results of acquired businesses, the assumption of unforeseen liabilities and disruptions resulting from the integration of acquisitions; risks and uncertainties associated with operations and achievement of profitable growth in developing markets, including Asia and Central and South America; loss of business with key customers; damage to our reputation and business resulting from product claims or recalls, litigation, customer perception and other matters; our ability to respond to technology changes and to protect our technology; possible interruption, failure or compromise of the information systems we use to operate our business; changes in governmental regulation, including more stringent environmental, health and safety regulations; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; unusual weather conditions adversely affecting sales; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; and civil unrest and the outbreak of war and other significant national and international events. We undertake no obligation to subsequently revise any forward-looking statement to reflect new information, events or circumstances after the date of such statement, except as required by law.

THE VALSPAR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three Months and Years Ended October 31, 2014 and October 25, 2013

(Dollars in thousands, except per share amounts)

	Three Months Ended		Years Ended
	October 31,	October 25,	October 31,	October 25,
	2014	2013	2014	2013

Net Sales	$1,233,065	$1,108,302	$4,522,424	$4,103,776
Cost of Sales	799,728	738,401	2,954,907	2,723,289
Restructuring Charges - Cost of Sales	10,794	13,595	28,471	21,916
Acquisition-related Charges - Cost of Sales	—	513	—	513
Gross Profit	422,543	355,793	1,539,046	1,358,058
Research and Development	33,706	29,981	134,134	128,265
Selling, General and Administrative	224,061	201,014	832,335	721,123
Restructuring Charges	2,030	11,028	12,668	14,517
Acquisition-related Charges	—	971	—	1,729
Operating Expenses	259,797	242,994	979,137	865,634
Income From Operations	162,746	112,799	559,909	492,424
Interest Expense	17,505	16,897	65,330	64,758
Other (Income) Expense, Net	196	1,829	2,697	3,871
Income Before Income Taxes	145,045	94,073	491,882	423,795
Income Taxes	36,989	30,563	146,481	134,540
Net Income	$108,056	$63,510	$345,401	$289,255

Average Number of Shares O/S - basic	82,434,042	86,053,312	83,710,111	87,793,543
Average Number of Shares O/S - diluted	84,635,463	88,606,007	86,046,057	90,526,285

Net Income per Common Share - basic	$1.31	$0.74	$4.13	$3.29
Net Income per Common Share - diluted	$1.28	$0.72	$4.01	$3.20

THE VALSPAR CORPORATION

SEGMENT INFORMATION (UNAUDITED AND SUBJECT TO RECLASSIFICATION)

For the Three Months and Years Ended October 31, 2014 and October 25, 2013

(Dollars in thousands)

	Three Months Ended				Years Ended
	October 31,		October 25,		October 31,		October 25,
	2014		2013		2014		2013

Coatings Segment[1]
Net Sales	$693,546		$602,340		$2,511,088		$2,209,492
Earnings Before Interest and Taxes (EBIT)	106,494		76,284		389,390		329,886

Key Metrics (GAAP):
Sales Growth	15.1%		5.4%		13.7%		1.6%
EBIT, % of Net Sales	15.4%		12.7%		15.5%		14.9%

Key Metrics (non-GAAP)[2]:
Adjusted EBIT	$116,992		$93,293		$418,292		$351,620
Adjusted EBIT, % of Net Sales	16.9%		15.5%		16.7%		15.9%

Paints Segment[1]
Net Sales	$479,174		$449,226		$1,786,448		$1,671,228
EBIT	67,578		42,189		192,222		168,395

Key Metrics (GAAP):
Sales Growth	6.7%		13.4%		6.9%		4.2%
EBIT, % of Net Sales	14.1%		9.4%		10.8%		10.1%

Key Metrics (non-GAAP)[2]:
Adjusted EBIT	$69,877		$49,465		$204,156		$183,348
Adjusted EBIT, % of Net Sales	14.6%		11.0%		11.4%		11.0%

Other and Administrative
Net Sales	$60,345		$56,736		$224,888		$223,056
EBIT	(11,522)		(7,503)		(24,400)		(9,728)

Key Metrics (GAAP):
Sales Growth	6.4%		(0.0%	)	0.8%		(7.3%	)
EBIT, % of Net Sales	(19.1%	)	(13.2%	)	(10.8%	)	(4.4%	)

Key Metrics (non-GAAP)[2]:
Adjusted EBIT	$(11,495)		$(5,681)		$(24,097)		$(7,740)
Adjusted EBIT, % of Net Sales	(19.0%	)	(10.0%	)	(10.7%	)	(3.5%	)

[1]	Certain insignificant products formerly classified in the Paints segment are now classified in the Coatings segment.
[2]	The information on this page includes non-GAAP financial measures. Please refer to the “RECONCILIATION OF NON-GAAP FINANCIAL MEASURES” included in this release for detailed information.

THE VALSPAR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of October 31, 2014 and October 25, 2013

(Dollars in thousands)

	October 31,	October 25,
	2014	2013

Assets
Current Assets:
Cash and Cash Equivalents	$128,203	$216,150
Restricted Cash	2,868	3,550
Accounts and Notes Receivable, Net	840,447	771,396
Inventories	486,262	438,982
Deferred Income Taxes	28,898	41,855
Prepaid Expenses and Other	90,579	108,357
Total Current Assets	1,577,257	1,580,290
Goodwill	1,125,824	1,144,670
Intangibles, Net	592,512	608,990
Other Assets	83,072	48,810
Long-Term Deferred Income Taxes	10,184	9,274
Property, Plant & Equipment, Net	645,102	633,475
Total Assets	$4,033,951	$4,025,509

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term Debt	$443,854	$441,165
Current Portion of Long-Term Debt	162,502	—
Trade Accounts Payable	600,875	618,787
Income Taxes	26,017	4,748
Other Accrued Liabilities	471,173	415,873
Total Current Liabilities	1,704,421	1,480,573
Long Term Debt, Net of Current Portion	950,035	1,037,392
Deferred Income Taxes	219,261	242,387
Other Long-Term Liabilities	149,143	142,607
Total Liabilities	3,022,860	2,902,959
Stockholders’ Equity	1,011,091	1,122,550
Total Liabilities and Stockholders’ Equity	$4,033,951	$4,025,509

THE VALSPAR CORPORATION

SELECTED INFORMATION (UNAUDITED AND SUBJECT TO RECLASSIFICATION)

For the Three Months and Years Ended October 31, 2014 and October 25, 2013

(Dollars in thousands)

	Three Months Ended		Years Ended
	October 31,	October 25,	October 31,	October 25,
	2014	2013	2014	2013

Depreciation and Amortization	$26,658	$26,131	$100,910	$88,159

Capital Expenditures	45,391	49,438	121,271	116,749

Dividends Paid	21,541	19,883	87,427	81,189

THE VALSPAR CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

For the Three Months Ended October 31, 2014 and October 25, 2013

(Dollars in thousands, except per share amounts)

The following information provides reconciliations of non-GAAP financial measures from operations presented in the accompanying news release to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the news release. The non-GAAP financial measures in the accompanying news release may differ from similar measures used by other companies. The following tables reconcile gross profit, operating expense, earning before interest and taxes (EBIT), net income, net income per common share - diluted, and diluted earnings per share (EPS) guidance for the periods presented (GAAP financial measures) to adjusted gross profit, adjusted operating expense, adjusted earning before interest and taxes (EBIT), adjusted net income, adjusted net income per common share - diluted, and adjusted diluted earnings per share (EPS) guidance (non-GAAP financial measures) for the periods presented.

	Three Months Ended			Three Months Ended
	October 31, 2014			October 25, 2013
	Dollars	% of Net Sales		Dollars	% of Net Sales

Coatings Segment
Earnings Before Interest and Taxes (EBIT)	$106,494	15.4%		$76,284	12.7%
Restructuring Charges - Cost of Sales	8,760	1.3%		9,141	1.5%
Acquisition-related Charges - Cost of Sales	—	0.0%		513	0.1%
Restructuring Charges - Operating Expense	1,738	0.3%		6,384	1.1%
Acquisition-related Charges - Operating Expense	—	0.0%		971	0.2%
Adjusted EBIT	$116,992	16.9%		$93,293	15.5%

Paints Segment
EBIT	$67,578	14.1%		$42,189	9.4%
Restructuring Charges - Cost of Sales	2,114	0.4%		4,037	0.9%
Restructuring Charges - Operating Expense	185	0.0%		3,239	0.7%
Adjusted EBIT	$69,877	14.6%		$49,465	11.0%

Other and Administrative
EBIT	$(11,522)	(19.1%	)	$(7,503)	(13.2%	)
Restructuring Charges - Cost of Sales	(80)	(0.1%	)	417	0.7%
Restructuring Charges - Operating Expense	107	0.2%		1,405	2.5%
Adjusted EBIT	$(11,495)	(19.0%	)	$(5,681)	(10.0%	)

Total
Gross Profit	$422,543	34.3%		$355,793	32.1%
Restructuring Charges - Cost of Sales	10,794	0.9%		13,595	1.2%
Acquisition-related Charges - Cost of Sales	—	0.0%		513	0.0%
Adjusted Gross Profit	$433,337	35.1%		$369,901	33.4%

Operating Expenses	$259,797	21.1%		$242,994	21.9%
Restructuring Charges - Operating Expense	(2,030)	(0.2%	)	(11,028)	(1.0%	)
Acquisition-related Charges - Operating Expense	—	0.0%		(971)	(0.1%	)
Adjusted Operating Expenses	$257,767	20.9%		$230,995	20.8%

EBIT	$162,550	13.2%		$110,970	10.0%
Restructuring Charges - Total	12,824	1.0%		24,623	2.2%
Acquisition-related Charges - Total	—	0.0%		1,484	0.1%
Adjusted EBIT	$175,374	14.2%		$137,077	12.4%

Net Income	$108,056			$63,510
After Tax Restructuring Charges - Total	9,083			20,826
After Tax Acquisition-related Charges - Total	—			1,325
Adjusted Net Income	$117,139			$85,661

Net Income per Common Share - diluted	$1.28			$0.72
Restructuring Charges - Total	0.10			0.24
Acquisition-related Charges - Total	—			0.01
Adjusted Net Income per Common Share - diluted	$1.38			$0.97

THE VALSPAR CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

For the Years Ended October 31, 2014 and October 25, 2013

(Dollars in thousands, except per share amounts)

	Year Ended October 31, 2014			Year Ended October 25, 2013
	Dollars	% of Net Sales		Dollars	% of Net Sales

Coatings Segment
Earnings Before Interest and Taxes (EBIT)	$389,390	15.5%		$329,886	14.9%
Restructuring Charges - Cost of Sales	18,269	0.7%		11,718	0.5%
Acquisition-related Charges - Cost of Sales	—	0.0%		513	0.0%
Restructuring Charges - Operating Expense	10,633	0.4%		7,774	0.4%
Acquisition-related Charges - Operating Expense	—	0.0%		1,729	0.1%
Adjusted EBIT	$418,292	16.7%		$351,620	15.9%

Paints Segment
EBIT	$192,222	10.8%		$168,395	10.1%
Restructuring Charges - Cost of Sales	10,216	0.6%		9,781	0.6%
Restructuring Charges - Operating Expense	1,718	0.1%		5,172	0.3%
Adjusted EBIT	$204,156	11.4%		$183,348	11.0%

Other and Administrative
EBIT	$(24,400)	(10.8%	)	$(9,728)	(4.4%	)
Restructuring Charges - Cost of Sales	(14)	(0.0%	)	417	0.2%
Restructuring Charges - Operating Expense	317	0.1%		1,571	0.7%
Adjusted EBIT	$(24,097)	(10.7%	)	$(7,740)	(3.5%	)

Total
Gross Profit	$1,539,046	34.0%		$1,358,058	33.1%
Restructuring Charges - Cost of Sales	28,471	0.6%		21,916	0.5%
Acquisition-related Charges - Cost of Sales	—	0.0%		513	0.0%
Adjusted Gross Profit	$1,567,517	34.7%		$1,380,487	33.6%

Operating Expenses	$979,137	21.7%		$865,634	21.1%
Restructuring Charges - Operating Expense	(12,668)	(0.3%	)	(14,517)	(0.4%	)
Acquisition-related Charges - Operating Expense	—	0.0%		(1,729)	(0.0%	)
Adjusted Operating Expenses	$966,469	21.4%		$849,388	20.7%

EBIT	$557,212	12.3%		$488,553	11.9%
Restructuring Charges - Total	41,139	0.9%		36,433	0.9%
Acquisition-related Charges - Total	—	0.0%		2,242	0.1%
Adjusted EBIT	$598,351	13.2%		$527,228	12.8%

Net Income	$345,401			$289,255
After Tax Restructuring Charges - Total	28,941			29,094
After Tax Acquisition-related Charges - Total	—			2,083
Adjusted Net Income	$374,342			$320,432

Net Income per Common Share - diluted	$4.01			$3.20
Restructuring Charges - Total	0.34			0.32
Acquisition-related Charges - Total	—			0.02
Adjusted Net Income per Common Share - diluted	$4.35			$3.54

Fiscal 2015 Annual Adjusted Diluted EPS Guidance (Non-GAAP)				$4.45 - $4.65